Exhibit 99.1
FOR RELEASE:	May 24, 2010

Investor Contact:	Doug Glenn
Executive Vice President, General Counsel
And Chief Operating Officer
757-217-3634

Media Contacts:	Doug Glenn
757-217-3634

Paul Scarpetta
Sard Verbinnen & Co.
212-687-8080

HAMPTON ROADS BANKSHARES TO RAISE $275 MILLION IN CAPITAL

The Carlyle Group and Anchorage Advisors, L.L.C. Each to Invest Approximately
$73 Million Along With Other Institutional Investors

Company Will Also Conduct $20 Million Rights Offering For Current Shareholders

NORFOLK, VIRGINIA (May 24, 2010) – Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”) announced today that it has entered into definitive agreements with affiliates of The Carlyle Group and Anchorage Advisors, L.L.C. to purchase at least approximately $73 million in common stock each as part of an expected aggregate $255 million capital raise by the Company from institutional investors (“Investors”).  The Company also plans to conduct a $20 million rights offering after the closing of the capital raise that will allow existing shareholders to purchase common shares at the same purchase price per share as the Investors.  Any portion of the rights offering not purchased by existing shareholders will be purchased by the Investors.  The investment and related transactions, which were unanimously approved by the Company’s Board of Directors, are subject to regulatory and shareholder approval and other conditions.

The Company, which operates sixty banking offices in Virginia, North Carolina and Maryland, plans to use the proceeds of the investment and the rights offering to make capital contributions to and strengthen the balance sheets of its subsidiary banks and for other general corporate purposes.

“The investment represents an important step forward for the Company, our shareholders, employees and the communities we serve,” said John A.B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer.  “As a leading community bank in our regions, our goal is to serve and grow with our customers and communities for many years to come.  The capital we are raising will substantially strengthen our balance sheet and provide a solid foundation for the future.”

Davies added, “We are pleased that firms of the caliber of Carlyle, Anchorage, and the other investors share our belief in the underlying strength of the Hampton Roads Bankshares franchise and our confidence in the future of our regions.  We are also pleased to offer our current shareholders the opportunity to participate through the planned rights offering on the same terms as the new investors.”

“We are very impressed with the team assembled at Hampton Roads under the strong leadership of Andy Davies. We are delighted to be part of a transaction that will accelerate the bank’s recovery and position it to be a leader in its markets both in service and stability,” said Randal Quarles, Carlyle Managing Director.

Kevin Ulrich, Chief Executive Officer of Anchorage Advisors, said, “We are pleased to participate in the recapitalization of Hampton Roads, one of the leading community banks in a region with strong demographic trends and economic prospects. As shareholders, we look forward to participating in the Company’s future growth.”

Total common shares to be issued in the capital raise, including shares to be issued in the rights offering, will represent 87.7% of outstanding common stock, after giving effect to these share issuances and the exchange of all outstanding preferred shares into common stock.  Funds affiliated with Carlyle and Anchorage will each purchase approximately 168.8 million shares for an aggregate price of $72,565,714.  Each will own 23.1% of the voting equity of the Company after giving effect to the transactions described above and assuming that the rights offering is fully subscribed by existing shareholders.  The other Investors are expected to purchase shares representing varying ownership interests of up to 9.9%.

If existing shareholders subscribe to an aggregate amount of less than $20 million in the rights offering, the Investors will purchase the unsubscribed shares on a pro rata basis.  Under no circumstances will any Investor’s ownership percentage exceed 24.9% after giving effect to the transactions described herein.

In addition to the capital raise and rights offering, subject to the completion of definitive documentation, the United States Department of Treasury (“Treasury”) has indicated its intent to exchange each $1000 in par value of Series C cumulative preferred stock it purchased from the Company in 2008 under the Capital Purchase Program into 581.4 shares of mandatorily convertible preferred stock.  After giving effect to the transactions described herein and assuming the exchange of all outstanding preferred shares for common shares, Treasury will own 6.4% of the voting equity of the Company.  Treasury also owns warrants to purchase 1,325,858 common shares, which were received in connection with its 2008 investment.  The exercise price of these warrants will be amended to be equivalent to the price per share paid in the investment.  The Investors have required that the Series A and Series B non-cumulative preferred stock be exchanged for common stock at the time the investment is funded.  Each $1000 in par value of Series A and Series B preferred stock will be exchanged for 348.8 common shares (the “Series A and B Exchange Offers”), and holders who exchange will be entitled to participate in the rights offering.  The company plans to file a tender offer statement on Schedule TO-I (the “Schedule TO”) with the U.S. Securities and Exchange Commission (the “SEC”) detailing the Series A and Series B exchange offers.  Amendments to the Series A and Series B preferred stock contemplated to be implemented in connection with the exchange offers will be subject to shareholder approval.

As soon as practicable, the Company will call a meeting of its shareholders for the purpose of approving the transactions described in this press release, including the issuance of shares pursuant to the investments and approving amendments to the Company’s charter to increase the authorized shares of common stock to a number sufficient to allow for such transactions, to amend the terms of the Series A and Series B preferred stock and approve certain other matters in connection with the transactions.  Each of the Company’s directors has entered into a voting agreement pursuant to which such director has agreed to vote his or her shares in favor of the foregoing matters to be voted upon in connection with the transactions.  The Company also plans to hold its annual meeting to elect directors at the same time.  As soon as practicable after the closing of the investment, the Company will file a registration statement with respect to the shares to be sold in, and commence, the rights offering.

In connection with the closing of the transactions, the Company’s Board of Directors will be reduced from eighteen members to nine members.  The Company expects several members of its current Board of Directors to continue as directors following the investment, including Chief Executive Officer Andy Davies.  Carlyle and Anchorage will each appoint one director to the Company’s board.

Additional Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act.  Such securities may not be offered or sold absent registration or an applicable exemption from registration.  This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transactions contemplated herein (the “Proxy Statement”).  The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The tender offers described in this news release have not yet commenced.  The description of the Series A and B Exchange Offers is contained herein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Company will file a Schedule TO with the SEC upon the commencement of such exchange offers.  Eligible holders of Series A and B preferred stock should read the Schedule TO and other related materials when those materials become available, because they will contain important information about the Series A and B Exchange Offers.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements”.  These forward-looking statements relate to the Company’s plans for raising capital, including transactions described in this press release, the conditions necessary for closing on proposed capital investments and the exchange of preferred shares for common shares, the Company’s future growth and market position, and the execution of its business plans.  There can be no assurance that the Company will be able to close on the transactions with Investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates thirty banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $88.6 billion of assets under management committed to 67 funds as of December 31, 2009. Carlyle invests across three asset classes - private equity, real estate and credit alternatives -  in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $59.6 billion of equity in 952 transactions for a total purchase price of approximately $233.0 billion. The Carlyle Group employs more than 860 people in 19 countries. In the aggregate, Carlyle portfolio companies have more than $84 billion in revenue and employ more than 398,000 people around the world. www.carlyle.com

About Anchorage Advisors, L.L.C.

Headquartered in New York City, Anchorage Advisors, L.L.C. is a private investment firm focused on the credit and special situations markets.